Exhibit 20.3
Page 1 of 3

Navistar Financial 1994-B Owner Trust
For the Month of May 1995
Distribution Date of June 15, 1995

Original Pool Amount                   $215,029,773.64

Beginning Pool Balance                 $160,122,398.57
Beginning Pool Factor                        0.7446522

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)   $5,303,479.82
  Interest Collected                     $1,219,071.09

Additional Deposits:
  Repurchase Amounts                             $0.00
  Liquidation Proceeds/Recoveries          $572,354.58
Total Additional Deposits                  $572,354.58

Repos/Chargeoffs                           $171,522.06
Aggregate Number of Notes Charged Off               27

Total Available Funds                    $7,003,094.57

Ending Pool Balance                    $154,739,207.61
Ending Pool Factor                           0.7196176

Servicing Fee                              $133,435.33

Repayment of Servicer Advances              $91,810.92

Reserve Account:
  Beginning Balance                     $10,459,814.42
  Target Percentage                              6.50%
  Target Balance                        $10,058,048.49
  Minimum Balance                        $4,300,595.47
  (Release)/Deposit                       $(401,765.92)
  Ending Balance                        $10,058,048.50

                                             Dollars        Notes
Delinquencies:
  Installments:
     1-30 days                              812,404.07        708
    31-60 days                               86,346.01         87
    60+ days                                 17,991.32         13

    Total                                   916,741.40        709

  Balances:
    60+ days                                364,820.05         13

Memo Item - Reserve Account

  Prior Month                           $10,407,955.91
  + Invest. Income                           51,858.51
  - Withdrawal                                    0.00
    Beginning Balance                   $10,459,814.42

Exhibit 20.3
Page 2 of 3

Navistar Financial 1994-B Owner Trust
For the Month of May 1995

                                               TOTAL               NOTES          CERTIFICATES
Original
 Pool Amount Dist.:                       $215,029,773.64    $207,503,000.00      $7,526,773.64
 Distribution Percentage                                              96.50%              3.50%
 Coupon                                                               6.400%             6.625%

Beginning Pool Balance                    $160,122,398.57
Ending Pool Balance                       $154,739,207.61

Collected Principal                         $5,211,668.90
Collected Interest                          $1,219,071.09
Charge-Offs                                   $171,522.06
Servicing                                     $133,435.33
Cash Transfer from Reserve Account                  $0.00

  Total Collections Available
    for Debt Service                        $6,297,304.66

Beginning Balance                         $159,718,673.68    $154,127,788.53      $5,590,885.15

Interest Due                                  $852,881.22        $822,014.87         $30,866.35
Interest Paid                                 $852,881.22        $822,014.87         $30,866.35
Principal Due                               $5,383,190.96      $5,194,779.28        $188,411.68
Principal Paid                              $5,383,190.96      $5,194,779.28        $188,411.68

Ending Balance                            $154,335,482.71    $148,933,009.25      $5,402,473.46
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                          0.7177390652       0.7177674952

Total Distributions                         $6,236,072.18      $6,016,794.15        $219,278.03

Interest Shortfall                                  $0.00              $0.00              $0.00
Principal Shortfall                                 $0.00              $0.00              $0.00
 Total Shortfall (required from Reserve)            $0.00              $0.00              $0.00

Excess Servicing                               $61,232.47

Beginning Reserve Account Balance          $10,459,814.42
(Release)/Draw                               $(401,765.92)
Ending Reserve Account Balance             $10,058,048.50

Memo Item - Advances:
 Servicer Advances - Current Month           $(91,810.92)
 Total Outstanding Servicer Advances        $1,601,378.19

Exhibit 20.3
Page 3 of 3

Navistar Financial 1994-B Owner Trust
For the Month of May 1995

Trigger Events: A) Loss Trigger
                B) Delinquency Trigger

                                5                 4                 3                 2                 1
                             Jan 1995          Feb 1995          Mar 1995          Apr 1995          May 1995
Beg. Pool Balance        $181,848,004.17   $176,963,307.51   $171,407,615.31   $165,999,038.63   $160,122,398.57

A) Loss Trigger:
Principal of Contracts
  Charged off                $119,312.68       $421,343.14        $47,892.56       $671,427.43       $171,522.06
Recoveries                    $37,276.16        $36,794.47       $125,718.00       $339,848.82       $572,354.58


Total Charged off
  (Months 5,4,3)           $  588,548.38
Total Recoveries
  (Months 3,2,1)            1,037,921.40
Net Loss/(Recoveries)
  for 3 Mos.                $(449,373.02)(a)

Total Balance
  (Months 5,4,3)         $530,218,926.99(b)

Loss Ratio [(a/b)(12)]         (1.0170)%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                     $697,344.14       $401,032.51       $364,820.05
  As % of Beginning
    Pool Balance                                                    0.40683%          0.24159%          0.22784%
  Three Month Average                                               0.34514%          0.33963%          0.29209%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:/s/R. W. CAIN
      R. W. CAIN
      Vice President and Treasurer